Exhibit 10.32

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT IN PLACES MARKED “[***]” BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

LICENSE AGREEMENT
BETWEEN
ALBERT EINSTEIN COLLEGE OF MEDICINE, INDUSTRIAL RESEARCH, LTD
AND
BIOCRYST PHARMACEUTICALS, INC.

Statement		1

1.	Definitions	2

	1.01 “Field”	2

	1.02 “Agreement Patents”	2

	1.03 “Licensed Product”	2

	1.04 “Net Sales”	2

	1.05 “Net Proceeds”	3

	1.06 “Affiliate”	3

	1.07 “Sublicensee”	3

	1.08 “Contract Research”	4

2.	Licensors’ Agreements With U.S. And New Zealand Governments	4

3.	Agreement Patents	5

4.	License Grant	8

5.	Confidentiality	9

6.	Royalties and Payments	11

7.	Payment Reports and Records	15

8.	Infringement	16

9.	Prohibition on Use of Names; No Publicity	17

10.	Term and Termination	18

11.	Amendment and Assignment	20

12.	Miscellaneous Provisions	20

13.	Notices	23

LICENSE AGREEMENT

This Agreement is entered into as of June ___, 2000 (“Effective Date”), by and among Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, a corporation organized and existing under the laws of the State of New York having an office and place of business at 1300 Morris Park Avenue, Bronx, New York 10461 (“AECOM”), Industrial Research Ltd., a company organized and existing under the laws of New Zealand, having an office and place of business at Gracefield Research Centre, Gracefield Road, P.O. Box 31-310, Lower Hutt, New Zealand (“Industrial”) (AECOM and Industrial are collectively referred to herein as “Licensors”), and BioCryst Pharmaceuticals Inc., a corporation organized and existing under the laws of the State of Delaware having an office and place of business at 2190 Parkway Lake Drive, Birmingham, Alabama 35244 (“Licensee”).

Statement

AECOM and Industrial have established laboratories directed by Drs. Vern Schramm, Peter C. Tyler and Richard H. Furneaux (“the Investigators”) to conduct research relating to the identification and characterization of novel inhibitors of human purine nucleoside phosphorylase (“PNP”). Licensee wishes to acquire an exclusive license in the Field (defined below) from Licensors with respect to certain patent rights and related know-how owned by Licensors.

NOW, THEREFORE, in consideration of the promises and mutual covenants, conditions and limitations herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensors and Licensee agree as follows:

1.	Definitions

1.01

“Field” means any use of inhibitors for human PNP that have an IC50 value less than [***], as determined by the method described in Bantia, et al., Immunopharmacology 35, page 54, paragraph 2.1 (1997).

1.02

“Agreement Patents” means the U.S., New Zealand and PCT patent applications listed on Appendix A, together with any and all patents which issue from or are based on such applications and from any and all divisionals and continuations of such applications, any and all reissues of such patents and any and all patents which are based on such applications. Appendix A shall be updated from time to time by the parties, which as of the Effective Date includes all patents, patent applications and inventions which (1) are in the Field (2) include, as an inventor, the Investigators or employees of Licensors working under the supervision of the Investigators and (3) are owned by one or more of the Licensors. Agreement Patents shall not include any patents which have expired or been found finally to be invalid by a court or administrative agency of competent jurisdiction from which no appeal can be or is taken.

1.03	“Licensed Product” means any product or service in the Field the development, manufacture, use or sale of which is covered by a claim in an Agreement Patent, on a country-by-country basis.

1.04

“Net Sales” means the total consideration, in any form, received by Licensee and its Affiliates in connection with the sale or other disposition of Licensed Products by Licensee and/or any of its Affiliates to an independent third party, less:

(a) trade discounts allowed, refunds, returns and recalls; and,
(b) when included in gross sales, freight, shipping, duties, and sales, V.A.T. and/or use taxes based on sales prices, but not including taxes when assessed on incomes derived from such sales.

For any non-cash consideration received as Net Sales, the parties will appoint an independent third party to determine the present day value of such consideration and that value shall be added to Net Sales in place of the non-cash consideration.

1.05

“Net Proceeds” shall mean the total consideration, in any form (including, but not limited to, royalties, license signing fees, maintenance fees, milestones and minimum payments, whether or not such fees and payments are creditable against future royalties to be paid to Licensee, research and development funds other than Contract Research, and just that portion of the funds received for equity purchases of Licensee which exceeds the fair market value of the equity), received by Licensee from a Sublicensee in connection with the grant to said Sublicensee of the right to make and sell (or otherwise dispose of) Licensed Products. For any non-cash consideration received as Net Proceeds, the parties will appoint an independent third party to determine the present day value of such consideration and that value shall be added to Net Proceeds in place of the non-cash consideration. Net Proceeds does not include Contract Research.

1.06

“Affiliate” means any entity, that, directly or indirectly, through one or more intermediates, controls, is controlled by, or is under common control with Licensee. For the purposes of this definition, control shall mean the direct or indirect ownership of at least fifty percent (50%) of (i) the stock shares entitled to vote for the election of directors or (ii) ownership interest.

1.07	“Sublicensee” shall mean any non-Affiliate third party to whom Licensee has granted the right to make and sell (or otherwise dispose of) Licensed Products.
1.08

“Contract Research” shall mean those funds received by Licensee from a Sublicensee in connection with the grant to said Sublicensee of a sublicense to make and sell (or otherwise dispose of) Licensed Products, which funds are specifically earmarked and actually used to pay for synthesis, manufacturing, toxicology studies, clinical studies, and/or other research and/or development by Licensee relating directly to Licensed Products, which work is to be performed by or for Licensee after the date of the sublicense agreement and is to be performed at cost, without any profit to Licensee.

2.	Licensors’ Agreements With U.S. And New Zealand Governments

2.01

AECOM, through its Investigator, has and will perform research sponsored in part by the United States Government and related to the Field. As a result of this government sponsorship of the aforementioned research, the United States Government retains certain rights in such research as set forth in 35 U.S.C. §200 et. seq. and applicable regulations. AECOM will take all necessary action to reserve for Licensee exclusive rights to the technology developed by Investigator in the Field under the sponsorship of the government (and licensed to Licensee hereunder), with the proviso that such reservation shall be to the extent permitted under 35 U.S.C. Section 200 et. seq. and applicable regulations.

2.02

The continuance of such government sponsored research by AECOM and its Investigator during the term of this Agreement will not constitute a breach of this Agreement. All rights reserved to the U.S. Government under 35 U.S.C. §200 et. seq. and applicable regulations shall remain so reserved and shall in no way be affected by this Agreement. AECOM and its Investigator are not obligated under this Agreement to take any action which would conflict in any respect with their past, current or future obligations to the U.S. Government as to work already performed and to be performed in the future.

2.03

Industrial has and may continue to perform research sponsored in part by the New Zealand Foundation for Research, Science and Technology and related to the Field. Industrial retains ownership of all intellectual property generated in the course of the aforementioned research.

2.04

AECOM, through its Investigator, will conduct research in collaboration with the National Cancer Institute (“NCI”) and with contractors hired by NCI (including, for example, Industrial) relating to Licensed Products pursuant to grants issued by NCI and/or the National Institutes of Health. Such research may include synthesis of Licensed Product, animal trials for determining toxicity and metabolism, IND filings, and clinical trials in humans. AECOM agrees to keep Licensee fully informed regarding this research program and to consult with Licensee concerning all phases of this research program. The participation of AECOM (and Industrial) in this government sponsored collaborative research program and the conduct of this research program by AECOM, NCI and contractors of NCI during the term of this Agreement will not constitute a breach of this Agreement.

3.	Agreement Patents

3.01

As of the Effective Date, Licensee will pay the cost of prosecuting, maintaining and resisting challenges to the validity of the Agreement Patents listed on Appendix A (as well as the cost of filing, prosecuting, maintaining and resisting challenges to the validity of corresponding applications in at least the United States, Europe (an EPO filing designating all member countries, (Canada, China, Japan, Korea and Australia) using patent counsel selected by Licensors and approved by Licensee, which approval shall not be unreasonably withheld. In this regard, Licensee will pay the cost of defending and/or prosecuting any interference, reexamination, reissue, opposition, cancellation and nullity proceedings involving Agreement Patents. Licensors will keep Licensee fully informed concerning such applications and will consult with Licensee concerning the prosecution of such applications. In the event that Licensee elects not to maintain or prosecute any patent or patent application within the Agreement Patents, Licensee shall give Licensor thirty (30) days prior written notice of such election. Any patents or patent applications so elected shall at the end of the notice period cease to be considered Agreement Patents, and Licensor shall then be free, at its election, to abandon or maintain the prosecution of such patent application or issued patent or grant rights to such patent application or issued patent to third parties. Licensee will also pay the costs of filing and prosecuting the foreign patent applications listed as Nos. 6, 7, 8, 9, 10 and 11 on Appendix A incurred by Licensors between [***] and the Effective Date, up to a maximum of [***] Dollars ($[***]).

3.02

Subject to paragraph 3.01, should Licensors wish to seek, obtain and maintain protection for foreign counterparts of the Agreement Patents in jurisdictions (other than the United States, Europe, Japan, Canada, China, Korea and Australia) in which Licensees do not agree to pay the cost, Licensors shall have the option of proceeding to do so at Licensors’ own cost. All such applications filed and patents granted shall form part of the Agreement Patents.

3.03

During the term of this Agreement, Licensors grant to Licensee the option to expand Agreement Patents to include inventions which are (1) in the Field, (2) made by the Investigators, or by employees of Licensors working under the supervision of the Investigators, subsequent to the Effective Date, and (3) owned by one or more of Licensors (“Option Inventions”). Licensors will disclose all Option Inventions to Licensee in writing promptly after such Invention is made and before any publication thereof and will provide Licensee with a suitable description and other information reasonably requested by Licensee for the purpose of evaluating the Option Invention. Within thirty (30) business days of Licensee’s receipt of an Option Invention disclosure, Licensee will provide written notification to Licensors that either:

(a) Licensee is not interested in expanding Agreement Patents to include the Option Invention, in which event Licensee’s option with respect to the subject Option Invention shall immediately expire; or

(b) Licensee is interested in expanding Agreement Patents to include the subject Option Invention, in which event Licensee shall pay to Licensors [***] Dollars ($[***]), which payment is not refundable and not creditable against any other payment due to Licensors hereunder, and Licensee’s option with respect to the subject Option Invention shall be extended for another sixty (60) days or until the filing of a patent application on the Option Invention by Licensors, whichever is longer;

(c) If Licensors are unable to obtain a U.S. patent on an Option Invention selected by Licensee pursuant to subparagraph (b) because of prior disclosures or publications of the Option Invention by the Investigators or by employees of Licensors working under the supervision of the Investigators, then Licensors shall promptly refund to Licensee all amounts paid by Licensee in respect of such Option Invention pursuant to any and all of Sections 3.01, 3.03(b) and 3.04.

3.04

Within thirty (30) days of the expiration of the extended option period set forth in subparagraph 3.03(b) above, Licensee shall pay to Licensors [***] Dollars ($[***]), which payment is not refundable and not creditable against any other payment due to Licensors hereunder. Upon Licensors’ receipt of such payment the definition of Agreement Patents shall be deemed amended to include the patent application filed on the subject Option Invention. If Licensee fails to make the [***] Dollar ($[***]) payment, then Licensee’s option with respect to the subject Option Invention shall immediately expire and the definitions of Agreement Patents will not be amended to include the patent application filed on the subject Option Invention.

3.05

In the event that Licensee elects for any reason to not include an Option Invention as an Agreement Patent, or Licensee’s option expires, Licensors shall be free to publish such invention in the scientific literature and/or seek patent protection, in its own discretion, and exploit such invention outside of the Field, however, Licensors shall not otherwise license, disclose or otherwise provide such inventions to any third party for use within the Field.

4.	License Grant

4.01

Subject to Article 2, Licensors hereby grant to Licensee and Affiliates a worldwide, exclusive license to the Agreement Patents, along with the right by Licensee only to grant sublicenses, to make, have made, use, have used, import and sell Licensed Products. Licensee will not grant any sublicense under Agreement Patents unless it first receives the prior written consent of Licensors as to the identity of the proposed sublicensee, which consent will not be unreasonably withheld. For purposes of the foregoing, each of the top [***] ([***]) pharmaceutical companies as reported by Scripps World Pharmaceutical News (at the time of the proposed sublicense) shall hereby be deemed approved by Licensors. Licensee shall provide Licensors with a full and complete copy of any such sublicense within thirty (30) days of execution thereof by Licensee.

4.02

Notwithstanding the exclusive rights granted to Licensee pursuant to paragraph 4.01, Licensors shall retain the right to make, use and practice Agreement Patents in their own laboratories solely for non-commercial scientific purposes and for continued non-commercial research. Further, Licensors shall have the right to make available to not-for-profit scientific institutions and non-commercial researchers small quantities of biological materials covered under Agreement Patents, solely for non-commercial scientific and research purposes, provided this is done under a material transfer agreement, substantially in the form of Appendix B.

4.03

Nothing contained in this Agreement shall be construed or interpreted as a grant, by implication or otherwise, of any license except as expressly specified in Paragraph 4.01 hereof. The license specified in Paragraph 4.01 is limited to the Field. Licensors are free to grant licenses to third parties under Agreement Patents for all uses outside of the Field.

5.	Confidentiality

5.01

Nothing herein contained shall preclude Licensors from making required reports or disclosures to the NIH or to any other philanthropic or governmental funding organization, provided, however, that no Licensee Confidential Information is disclosed in the process.

5.02

Licensee will retain in confidence confidential information of Licensors and Licensee will not disclose any such confidential information to any third party without the consent of Licensors, except that Licensee shall have the right to disclose such information to any third party for commercial or research and development purposes under written terms of confidentiality and non-disclosure which are commercially reasonable. Licensee will keep confidential all confidential information of Licensors for a period of five (5) years after termination or expiration of this Agreement, provided, however, that the obligation of confidentiality will not apply to any such information which:

(a)	was known to Licensee or generally known to the public prior to its disclosure hereunder; or

(b)

subsequently becomes known to the public by some means other than a breach of this Agreement, including but not limited to publication and/or laying open to inspection of any patent applications or patents; or

(c)	is subsequently disclosed to Licensee by a third party having a lawful right to make such disclosure; or

(d)

is required to be disclosed by regulation, law or court order to the most limited extent necessary to comply therewith, provided Licensor is given a fair opportunity to defend against such disclosure; or

(e)	is independently developed by Licensee without the benefit of Agreement Know-how as evidenced by Licensee’s written records.

5.03

During the term of this Agreement, it is contemplated that Licensors may become aware of written, oral, visual or other proprietary and confidential business information, scientific information, technology, inventions, technical information, biological materials, processes and the like which are owned or controlled by Licensee (“Licensee Confidential Information”). Licensors agree to retain such Licensee Confidential Information in confidence and not to disclose any such Licensee Confidential Information to a third party without prior written consent of Licensee for a period ending five (5) years after termination of this Agreement, except that such obligations shall not apply to any information which:

(a)	was known to Licensors or generally known to the public prior to its disclosure hereunder; or

(b)	subsequently becomes known to the public by some means other than a breach of this Agreement; or

(c)	is subsequently disclosed to Licensors by a third party having a lawful right to make such disclosure; or

(d)

is required to be disclosed by regulation, law or court order to the most limited extent necessary to comply therewith, provided Licensee is given a fair opportunity to defend against such disclosure; or

(e)	is independently developed by Licensors without the benefit of Licensee Confidential Information as evidenced by Licensors’ written records.

6.	Royalties and Payments

6.01

Licensee will pay to Licensors a royalty of [***] percent ([***]%) on Net Sales. Licensee shall make such payments beginning with the first sale of such Licensed Products and ending with the longer of [***] ([***]) years from First Commercial Sale of a Licensed Product or until the expiration of the last Agreement Patent which covers a Licensed Product made, used or sold by Licensee or its Affiliates. For the purpose of this paragraph, “First Commercial Sale” shall occur when Licensee or an Affiliate makes an unrestricted release of a Licensed Product to its sales and marketing organizations in national markets throughout (i) the United States or (ii) in a major western European country or (iii) Japan, intended to reach the general market for the Licensed Product.

6.02	Licensee shall pay to Licensors [***] percent ([***]%) of Net Proceeds.

6.03	(a)

Only one royalty will be payable on Net Sales by Licensee and Affiliates and Sublicensees on a Licensed Product under paragraph 6.01, regardless of the number of patent claims in an Agreement Patent which cover such Licensed Product.

(b)

If a Licensed Product is not covered by a claim of an issued patent of Agreement Patents in the country of manufacture, use or sale, then the royalty payable on that Licensed Product pursuant to paragraph 6.01 shall be reduced by [***] percent ([***]%).

6.04	(a)	Within [***] ([***]) days of execution of this Agreement, Licensee shall pay to Licensors [***] Dollars (US$[***]) as a license signing fee, which payment is non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement.

	(b)	On the [***] anniversary of the Effective Date of this Agreement, Licensee will pay to Licensors [***] Dollars (US$[***]) as a license maintenance fee, which fee is non-refundable but is creditable against actual royalties and actual payments due to Licensors pursuant to paragraphs 6.01 and 6.02 during the twelve month period following the anniversary.

(c)	On the [***] anniversary of the Effective Date of this Agreement, Licensee will pay to Licensors [***] Dollars (US$[***]) as a license maintenance fee, which fee is non-refundable but is creditable against actual royalties and actual payments due to Licensors pursuant to paragraphs 6.01 and 6.02 during the twelve month period following the anniversary.

(d)	If the first clinical trials (Phase I) for a Licensed Product are initiated by Licensee (or an Affiliate or a Sublicensee) before the [***] anniversary of the Effective Date, then on each of the [***], [***], [***], [***] and [***] anniversaries of the Effective Date of this Agreement, Licensee will pay to Licensors [***] Dollars (US$[***]) as a license maintenance fee, which fees are non-refundable but are creditable against actual royalties and actual payments due to Licensors pursuant to paragraphs 6.01 and 6.02 during the twelve month period following each anniversary.

(e)	If the first clinical trials (Phase I) for a Licensed Product are not initiated by Licensee (or an Affiliate or a Sublicensee) before the [***] anniversary of the Effective Date, then on each of the [***], [***], [***], [***] and [***] anniversaries of the Effective Date of this Agreement, Licensee will pay to Licensors [***] Dollars (US$[***]) as a license maintenance fee, which fees are non-refundable but are creditable against actual royalties and actual payments due to Licensors pursuant to paragraphs 6.01 and 6.02 during the twelve month period following each anniversary. However, if such clinical trials are initiated by Licensee (or an Affiliate or a Sublicensee) after the [***] anniversary and before the [***] anniversary, then any license maintenance fees due thereafter pursuant to this paragraph shall be reduced from [***] Dollars (US$[***]) to [***] Dollars (US$[***]).

(f)	If the first Phase III trials for a Licensed Product are initiated by Licensee (or an Affiliate or a Sublicensee) before the [***] anniversary of the Effective Date, then on the [***] anniversary of the Effective Date of this Agreement, and within [***] ([***]) days of each anniversary thereafter until expiration of this Agreement, Licensee will pay to Licensors [***] Dollars (US$[***]) as a license maintenance fee, which fees are non-refundable but are creditable against actual royalties and actual payments due to Licensors pursuant to paragraphs 6.01 and 6.02 during the twelve month period following each anniversary.

(g)	If the first Phase III trials for a Licensed Product are not initiated by Licensee (or an Affiliate or a Sublicensee) before the [***] anniversary of the Effective Date, then on the [***] anniversary of the Effective Date of this Agreement, and within [***] ([***]) days of each anniversary thereafter until expiration of this Agreement, Licensee will pay to Licensors [***] Dollars (US$[***]) as a license maintenance fee, which fees are non-refundable but are creditable against actual royalties and actual payments due to Licensors pursuant to paragraphs 6.01 and 6.02 during the twelve month period following each anniversary. However, if such clinical trials are initiated by Licensee (or an Affiliate or a Sublicensee) after the [***] anniversary, then any license maintenance fees due thereafter pursuant to this paragraph shall be reduced from [***] Dollars (US$[***]) to [***] Dollars (US$[***]).

6.05	Licensee shall make the following milestone payments to Licensors:

(a)	Except as specified below, upon the filing by Licensee (or an Affiliate) of each IND for a Licensed Product (or each indication for a Licensed Product), Licensee shall pay to Licensors [***] Dollars ($[***]), which payment is non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement. Upon the filing by Licensee (or an Affiliate) of each IND for a Licensed Product for an [***] (i.e., [***]) indication, Licensee shall pay to Licensors only [***] Dollars ($[***]) pursuant to this subparagraph for such filing, which payment is non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement. Upon the filing by Licensee (or an Affiliate) of an IND for a Licensed Product that is not, on its face, directly associated with any indication (i.e. a generic IND), Licensee shall owe [***] payment to Licensors pursuant to this subparagraph for such filing.

(b)	Except as specified below, upon the initiation by Licensee (or an Affiliate) of Phase II clinical trials (i.e. the first administration of a Licensed Product to a patient, including combined Phase I and Phase II trials) for each Licensed Product (or each indication for a Licensed Product), Licensee shall pay to Licensors [***] Dollars (US$[***]), which payments are non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement. Upon the initiation by Licensee (or an Affiliate) of Phase II clinical trials for each Licensed Product for an [***] indication, Licensee shall pay to Licensors only [***] Dollars ($[***]), pursuant to this subparagraph for the initiation of such trials, which payment is non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement.

(c)	Except as specified below, upon the initiation by Licensee (or an Affiliate) of Phase III clinical trials for each Licensed Product (or each indication for a Licensed Product), Licensee shall pay to Licensors [***] Dollars (US$[***]), which payments are non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement. Upon the initiation by Licensee (or an Affiliate) of Phase III clinical trials for each Licensed Product for an [***] indication, Licensee shall owe [***] payment to Licensors pursuant to this subparagraph for the initiation of such trials.

(d)	Except as specified below, upon Licensee’s (or an Affiliate’s) first receipt of governmental approval (FDA or equivalent approval in a European country or Japan) to market each Licensed Product (or each indication for a Licensed Product), Licensee shall pay to Licensors [***] Dollars (US$[***]), which payments are non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement. Upon Licensee’s (or an Affiliate’s) first receipt of governmental approval (FDA or equivalent approval in a European country or Japan) to market each Licensed Product for an [***] indication, Licensee shall pay to Licensors only [***] Dollars ($[***]) pursuant to this subparagraph for such FDA approval, which payments are non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement.

6.06

Licensee’s failure to pay full royalties under paragraphs 6.01 or 6.02 or to make the payments required by paragraph 6.05, after written notice of such failure and an opportunity to cure (thirty days), shall be a breach of a material condition of this Agreement. Licensee’s failure to make any of the payments required by paragraph 6.04, after written notice of such failure and an opportunity to cure (thirty days), shall be the equivalent of an immediate termination of this Agreement by Licensee pursuant to paragraph 10.02.

7.	Payment Reports and Records

7.01

[***] of all payments required to be made by Licensee to Licensors pursuant to this Agreement shall be made to Industrial in U.S. Dollars by wire transfer or by check payable to Industrial and sent to the address set out in paragraph 13.01 for Industrial and [***] shall be made to AECOM in U.S. Dollars by wire transfer or by check payable to AECOM and sent to the address set out in paragraph 13.01 for AECOM.

7.02

Payment due from Licensee to Licensors pursuant to paragraphs 6.01 and 6.02 will be paid within thirty (30) days after the end of each calendar year quarter during which the payment accrued. Payment shall be accompanied by a statement of the amount of Net Sales and Net Proceeds realized by Licensee and Affiliates and Sublicensees, the amount of any deduction, and the total payment due from Licensee to Licensors.

7.03	Licensee and its Affiliates shall maintain complete and accurate books of account and records showing Net Sales, Net Proceeds and Contract Research. Such books and records of Licensee and its Affiliates shall be open to inspection, in confidence, during usual business hours, by an independent certified public accountant appointed by AECOM on behalf of Licensors to whom Licensee has no reasonable objection, for two (2) years after the calendar year to which they pertain, for the purpose of verifying the accuracy of the payments made to Licensors by Licensee pursuant to this Agreement. Licensee shall use commercially reasonable efforts to require any Sublicensees hereunder to maintain such books and allow such inspection by Licensee and shall, on request, disclose such information to Licensors as part of such inspection. Inspection shall be at Licensors’ sole expense and reasonably limited to those matters related to Licensee’s payment obligations under this Agreement and shall take place not more than once per calendar year. However, if the inspection reveals an underpayment to Licensors of ten percent 10% or greater, then the cost of the inspection shall be borne by Licensee. All information provided and/or inspected during such audits shall be subject to the confidentiality obligations of this Agreement.

8.	Infringement

8.01	Licensee shall have the right, in its sole discretion and its expense, to initiate legal proceedings on its behalf or in Licensors’ names, if necessary, against any infringer, or potential infringer, of an Agreement Patent who makes, uses or sells products in the Field. Licensee shall notify Licensors of its intention to initiate such proceedings at least twenty (20) days prior to commencement thereof. Any settlement or recovery received from any such proceeding shall be divided [***] percent ([***]%) to Licensee and [***] percent ([***]%) to Licensors after Licensee deducts from any such settlement or recovery its actual counsel fees and out-of-pocket expenses relative to any such legal proceeding. If Licensee decides not to initiate legal proceedings against any such infringer, then Licensors shall have the right to initiate such legal proceedings. Any settlement or recovery received from any such proceeding initiated by Licensors shall be divided [***] percent ([***]%) to Licensee and [***] percent ([***]%) to Licensors after Licensors deducts from any such settlement or recovery its actual counsel fees and out-of-pocket expenses relative to any such legal proceeding.

8.02

In the event that either party initiates or carries on legal proceedings to enforce any Agreement Patent against an alleged infringer, the other party shall fully cooperate with and supply all assistance reasonably requested at the expense of the party requesting such assistance. Further, the other party, at its expense, shall have the right to be represented by counsel of its choice in any such proceeding. The party who initiates or carries on the legal proceedings shall have the sole right to conduct such proceedings provided, however, that such party shall consult with the other party to this Agreement prior to entering into any settlement thereof.

9.	Prohibition on Use of Names; No Publicity

9.01

Licensors and Licensee each shall not use the name of the other without prior written consent, except if the use of such name is required by law, regulation, federal securities law, or judicial order, in which event the party intending to use such name will promptly inform the other prior to any such required use. Neither party will make any public announcement regarding the existence of this Agreement and/or the collaboration hereunder without obtaining the prior written consent of the other party, except if such announcement is required by law, regulation, federal securities law or judicial order, in which event the party intending to make such announcement will promptly inform the other party prior to such announcement.

10.	Term and Termination

10.01	Unless terminated earlier under other provisions hereof, this Agreement will expire upon the termination of Licensee’s last obligation to make payments to Licensors hereunder with respect to all of the Agreement Patents existing as of the Effective Date. Upon termination or expiration of this Agreement for any reason, Sections 5, 9, 10.05, 12 and 13 shall survive.

10.02	Licensee may terminate this Agreement and the licenses granted hereunder any time after payment of the amounts specified in paragraph 6.04(a) by giving notice to Licensors sixty (60) days prior to such termination. Upon such expiration, Licensee shall not use Agreement Patents for any purpose and all of Licensee’s rights in Agreement Patents shall be terminated.

10.03	If either Licensors or Licensee defaults on or breaches any material condition of this Agreement, the aggrieved party may serve notice upon the other party of the alleged default or breach. If such default or breach is not remedied within sixty (60) days from the date of such notice, the aggrieved party may at its election terminate this Agreement. Any failure to terminate hereunder shall not be construed as a waiver by the aggrieved party of its right to terminate for future defaults or breaches. Licensee’s damages for any breach of the Agreement by Licensors will be limited to a reduction or suspension of the payment obligations of Licensee hereunder. Upon termination of this Agreement by Licensors pursuant to this paragraph, the licenses granted by Licensors to Licensee shall terminate and Licensee shall not use Agreement Patents for any purpose and all of Licensee’s rights in Agreement Patents shall be terminated.

10.04	If Licensee becomes insolvent or makes an assignment for the benefit of creditors or if proceedings for a voluntary bankruptcy are instituted on behalf of Licensee or if Licensee is declared bankrupt or insolvent, Licensors may at their election terminate this Agreement by notice to Licensee. Upon termination of this Agreement by Licensors pursuant to this paragraph, the licenses granted by Licensors to Licensee shall terminate and Licensee shall not use Agreement Patents for any purpose and all of Licensee’s rights in Agreement Patents shall be terminated.

10.05	Termination of this Agreement by Licensee or Licensors shall not prejudice the rights of either party accruing herein.

10.06	If Licensee terminates this Agreement pursuant to paragraph 10.02 or if Licensors terminate this Agreement pursuant to paragraphs 10.03 or 10.04, then Licensee hereby grants to Licensors, or shall use commercially reasonable efforts to procure for Licensors, a worldwide, royalty-bearing, non-exclusive license, with the right to grant sublicenses, under any Improvement Patents or Improvement Know-How (as defined below) developed by or for Licensee or its Affiliates during the term of this Agreement. As used in this paragraph, the term “Improvement Patents” means any U.S. or foreign patent application or patent which claims an invention the practice of which would be covered by a claim of patent or patent application of Agreement Patents, or practice of which results in a product covered by a claim of a patent or patent application of Agreement Patents. “Improvement Know How” means confidential information, including clinical trial information, the practical application of which would be covered by a claim of a patent or patent application of Agreement Patents, or which results in a product covered by a claim of a patent or patent application of Agreement Patents. The royalty-rate for such license shall be determined by good faith negotiations between the parties and which shall not exceed Licensee’s obligations under this agreement including license fees, milestone payments and royalty obligations. Further, Licensors shall bear the cost of any license procured from a third party by Licensee for the benefit of Licensors, so long as such license is accepted by Licensors.

11.	Amendment and Assignment

11.01	This Agreement sets forth the entire understanding between the parties pertaining to the subject matter hereof.

11.02	Except as otherwise provided herein, this Agreement may not be amended, supplemented or otherwise modified, except by an instrument in writing signed by both parties.

11.03	Without the prior written approval of the other party, which approval shall not be unreasonably withheld, no party may assign this Agreement except to an entity acquiring substantially all of the such party’s business to which this Agreement relates.

12.	Miscellaneous Provisions

12.01	This Agreement shall be construed and the rights of the parties governed in accordance with the laws of the State of New York, excluding its law of conflict of laws. Any dispute or issue arising hereunder, including any alleged breach by any party, shall be heard, determined and resolved by an action commenced in the state or federal courts in New York, New York, which the parties hereby agree shall have proper jurisdiction and venue over the issues and the parties. Licensors and Licensee hereby agree to submit to the jurisdiction of the state or federal courts in New York and waive the right to make any objection based on jurisdiction or venue. The New York courts shall have the right to grant all relief to which Licensors and Licensee are or shall be entitled hereunder, including all equitable relief as the Court may deem appropriate.

12.02	This Agreement has been prepared jointly.

12.03	If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

12.04	Licensee agrees to indemnify AECOM and Industrial, their trustees, employees and agents for the cost of defense and for damages awarded, if any, as a result of any third party claims, liabilities, suits or judgments arising out of the research, development, marketing, manufacture and sale of Licensed Products by Licensee, its Affiliates and its sublicensees, and/or the licenses granted under this Agreement, so long as such claims, liabilities, suits, or judgments are not attributable to grossly negligent or intentionally wrongful acts or omissions by Licensors, their trustees, employees and agents or a breach by Licensors of this Agreement. This indemnity is conditioned upon Licensors’ obligation to: (i) advise Licensee of any claim or lawsuit, in writing promptly after Licensors has received notice of said claim or lawsuit (ii) assist Licensee and its representatives in the investigation and defense of any lawsuit and/or claim for which indemnification is provided (iii) permit Licensee to control the defense of such claim or lawsuit for which indemnification is provided. For purposes of clarity, Licensee will not indemnify Licensors, their trustees, employees or agents for any liabilities incurred or arising out of Licensor’s activities under Section 2 of this Agreement.

12.05	Nothing in this Agreement is or shall be construed as:

(a) A warranty or representation by Licensors that anything made or used by Licensee under any license granted in this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties; or

(b) Granting by implication, estoppel, or otherwise any license, right or interest other than as expressly set forth herein.

12.06	Except as expressly set forth in this Agreement, the parties MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTE OR OTHERWISE, AND THE PARTIES SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT.

12.07	Licensee will utilize commercially reasonable efforts to develop and commercially exploit Licensed Products. Between the Effective Date and the [***] anniversary thereof, Licensee shall spend at least [***] Dollars (US$[***]) on the development of Licensed Products with at least [***] Dollars (US$[***]) to be spent to fund development other than at BioCryst and its Affiliates. Licensee will spend this amount whether or not one or more sublicenses are granted by Licensee during this time period; except that if Licensee does not spend this amount, [***] percent ([***]%) of the difference between the required amount and the amount that Licensee has actually spent, shall be paid to Licensor in a single cash payment. At least one month before the first anniversary of the Effective Date and each anniversary thereafter until the commercialization of the first Licensed Product, Licensee shall provide Licensors in writing with a development plan, budget and report which sets forth (1) the work to be undertaken by Licensee on the development and commercialization of Licensed Products during the next twelve-month period, (2) the funds to be expended by Licensee in this regard, and (3) the funds actually expended by Licensee and the progress made thus far on the development and commercialization of Licensed Products during the previous twelve month period including, where requested by Licensors, a summary of the results of development and clinical trials undertaken (once these results are allowed to be released), which summary shall include all triggers of Licensee’s financial obligations to Licensors.

12.08	Licensors and Licensee represent and warrant that, to the best of their knowledge, as of the Effective Date:

(i)	they have the legal right and authority to enter into this Agreement and to perform all of their obligations hereunder;

(ii)

the execution, delivery and performance of this Agreement does not and will not conflict with, or constitute a breach or default under, or require the consent of any third party under any other agreement or violate any provision of law, statute, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body;

(iii)	when executed by all parties, this Agreement will constitute the valid and legally binding obligation and shall be enforceable in accordance with its terms;

(iv)	there are no existing or threatened actions, suits or claims pending or threatened against it that may affect the performance of its obligations under the Agreement.

12.09	Licensors further represent and warrant that as of the Effective Date and to the best of their knowledge, they are not aware of any intellectual property rights of third parties (other than the prior patents cited by the patent offices in connection with the prosecution of Agreement Patents) that would be infringed by the practice of the Agreement Patents.

12.10	Licensee represents and warrants that before Licensee, or its Affiliates or Sublicensees makes any sales of Licensed Products, Licensee or its Affiliates or Sublicensees will have adequate insurance and financial resources to cover all liability for any failure of such Licensed Product including, without limitation, failure in design, manufacture, production and/or operation.

13.	Notices

13.01	Any notice or report required or permitted hereunder shall be given in writing, and shall be deemed to have been properly given and effective upon delivery; by registered or certified mail, return receipt request, or by facsimile with proof of receipt and a confirmation copy sent by overnight courier, or overnight courier, to the following addresses:

To Licensee:

BioCryst Pharmaceuticals, Inc.
2190 Parkway Lake Drive
Birmingham, Alabama 35244

Attn: John R. Uhrin

With Copy to:

Brobeck, Phleger & Harrison LLP
1633 Broadway, 47th Floor
NewYork, NY 10019
Attention: Nigel L. Howard, Esq.

To AECOM:

Albert Einstein College of Medicine
of Yeshiva University
1300 Morris Park Avenue
Bronx, NY 10461

Attention: Office of Industrial Liaison

With Copy to:

Kenneth P. George, Esq.
Amster, Rothstein & Ebenstein
90 Park Avenue – 21st Floor
New York, NY 10016

To Industrial:

Dr. Richard H. Furneaux
Industrial Research Ltd.
Gracefield Research Centre
Gracefield Road
P.O. Box 31-310
Lower Hutt, New Zealand

With Copy to:

West Walker Bennett
Mobil on the Park
157 Lambton Quay
P.O. Box 1344
Wellington, New Zealand

Attn: Mr. Mike Bennett

IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the day and year first above written.

ALBERT EINSTEIN COLLEGE OF MEDICINE OF YESHIVA UNIVERSITY, A DIVISION OF YESHIVA UNIVERSITY

WITNESS:	By	/s/ Emanuel Genn
Emanuel Genn
/s/ [illegible]	Title	Associate Dean for Business Affairs

June 23, 2000	Date	June 23, 2000

INDUSTRIAL RESEARCH LTD.

WITNESS:	By	/s/ [illegible]
/s/ [illegible]	Title	Chief Executive Officer

	Date	23 June 2000

BIOCRYST PHARMACEUTICALS, INC.

WITNESS:	By	/s/ J. Claude Bennett
J. Claude Bennett, M.D.
/s/ [illegible]	Title	President and Chief Operating Officer
V.P. Corporate Development
June 21, 2000	Date	June 21, 2000

FIRST AMENDMENT AGREEMENT

This Amendment Agreement is made effective July 26, 2002 by and between Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, a corporation organized and existing under the laws of the State of New York, having an office and place of business at 1300 Morris Park Avenue, Bronx, New York 10461 (“AECOM”), Industrial Research Ltd., a company organized and existing under the laws of New Zealand, having an office and place of business at Gracefield Research Centre, Gracefield Road, P.O. Box 31-310, Lower Hutt, New Zealand (“Industrial”) (AECOM and Industrial are collectively referred to herein as “Licensors”), and BioCryst Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware having an office and place of business at 2190 Parkway Lake Drive, Birmingham, Alabama 35244 (“Licensee”).

Statement

Licensors and Licensee are parties to a License Agreement dated June 27, 2000 (“the License Agreement”) and wish to make changes to the License Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in the License Agreement and in this First Amendment Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Paragraph 6.05 of the License Agreement is hereby amended to read as follows:

6.05 Licensee shall make the following milestone payments to Licensors:

(a)

Except as specified below, upon the filing by Licensee (or an Affiliate) of each IND for a Licensed Product (or each indication for a Licensed Product), Licensee shall pay to Licensors [***] Dollars ($[***]), which payments are non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement. Upon the filing by Licensee (or an Affiliate) of each IND for a Licensed Product for a [***] (“[***]”) indication, Licensee shall pay to Licensors only [***] Dollars ($[***]) pursuant to this subparagraph for such filing, which payments are non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement. Upon the filing by Licensee (or an Affiliate) of an IND for a Licensed Product that is not, on its face, directly associated with any indication (i.e. a generic IND), Licensee shall owe [***] payment to Licensors pursuant to this subparagraph for such filing.

(b)

Except as specified below, upon the initiation by Licensee (or an Affiliate) of Phase II clinical trials (i.e. the administration of a Licensed Product to a patient for the primary purpose of assessing clinical efficacy; and not Phase I clinical trials for the primary purpose of assessing safety or pharmacokinetics) for each Licensed Product (or each indication for a Licensed Product), Licensee shall pay to Licensors [***] Dollars (US$[***]), which payments are non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement. Upon the initiation by Licensee (or an Affiliate) of Phase II clinical trials for each Licensed Product for a [***] indication, Licensee shall pay to Licensors only [***] Dollars ($[***]), pursuant to this subparagraph for the initiation of such trials, which payments are non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement.

(c)

Except as specified below, upon the initiation by Licensee (or an Affiliate) of Phase III clinical trials for each Licensed Product (or each indication for a Licensed Product), Licensee shall pay to Licensors [***] Dollars (US$[***]), which payments are non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement. Upon the initiation by Licensee (or an Affiliate) of Phase III clinical trials for each Licensed Product for a [***] indication, Licensee shall pay to Licensors only [***] Dollars ($[***]), pursuant to this subparagraph for the initiation of such trials, which payments are non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement.

(d)

Except as specified below, upon Licensee’s (or an Affiliate’s) first receipt of governmental approval (FDA or equivalent approval in a European country or Japan) to market each Licensed Product (or each indication for a Licensed Product), Licensee shall pay to Licensors [***] Dollars (US$[***]), which payments are non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement. Upon Licensee’s (or an Affiliate’s) first receipt of governmental approval (FDA or equivalent approval in a European country or Japan) to market each Licensed Product for a [***] indication, Licensee shall pay to Licensors only [***] Dollars ($[***]) pursuant to this subparagraph for such FDA approval, which payments are non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement.

2. Upon execution of this First Amendment Agreement, Licensee shall pay to Licensors [***] Dollars ($[***]), which payment is non-refundable and not creditable against any other payment due to Licensors. Licensors waive any claim for any payments due to Licensors under paragraph 6.05 for events occurring prior to July 26, 2002.

3. The applicable provisions of this First Amendment Agreement shall be deemed to be incorporated into the License Agreement in full and to be an integral part thereof as though fully set forth therein. With the exception of the above amendments, all other provisions of the License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have entered into and executed this Amendment Agreement on the date first above written.

ALBERT EINSTEIN COLLEGE		BIOCRYST
OF MEDICINE OF YESHIVA UNIVERSITY		PHARMACEUTICALS, INC.

By:	/s/ Emanuel Genn	By:	/s/ W. Randall Pittman
Name:	Emanuel Genn	Name:	W. Randall Pittman
Title:	Associate Dean for Business Affairs	Title:	Chief Financial Officer

INDUSTRIAL RESEARCH LTD.

By:	/s/ David Michael Bibby
Name:	David Michael Bibby
Title:	General Manager — Science Development

SECOND AMENDMENT AGREEMENT

This Second Amendment Agreement is made effective April 15, 2005 by and between Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, a corporation organized and existing under the laws of the State of New York, having an office and place of business at 1300 Morris Park Avenue, Bronx, New York 10461 (“AECOM”), Industrial Research Ltd., a company organized and existing under the laws of New Zealand, having an office and place of business at Gracefield Research Centre, Gracefield Road, P.O. Box 31-310, Lower Hutt, New Zealand (“Industrial”) (AECOM and Industrial are collectively referred to herein as “Licensors”), and BioCryst Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware having an office and place of business at 2190 Parkway Lake Drive, Birmingham, Alabama 35244 (“Licensee”).

Statement

Licensors and Licensee are parties to a License Agreement dated June 27, 2000, as amended by a First Amendment Agreement effective July 26, 2002 (collectively “the License Agreement”), and now wish to make changes to the License Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in the License Agreement and in this Second Amendment Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Subparagraph 6.05(b) of the License Agreement is hereby amended to read as follows:

(b)

Except as specified below, upon the initiation by Licensee (or an Affiliate) of Phase II clinical trials (i.e. the administration of a Licensed Product to a patient for the primary purpose of assessing clinical efficacy; and not Phase I clinical trials for the primary purpose of assessing safety or pharmacokinetics) for each Licensed Product (or each indication for a Licensed Product), Licensee shall pay to Licensors [***] Dollars (US$[***]), which payments are non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement. Upon the initiation by Licensee (or an Affiliate) of Phase II clinical trials for each Licensed Product for a [***] indication, Licensee shall pay to Licensors only [***] Dollars ($[***]), pursuant to this subparagraph for the initiation of such trials, which payments are non-refundable and not creditable against any other payment due to Licensors pursuant to this Agreement. No payment shall be due under this paragraph for any Phase II clinical trial initiated by a third party Investigator, even if the trial is supported by Licensee (an “Investigator Initiated Trial”). However, If the Investigator Initiated Trial enables Licensee (or an Affiliate) to initiate a Phase III clinical trial or if Licensee (or an Affiliate) proceeds to initiate a similar Phase II clinical trial, then the payment required by this paragraph shall become due and payable.

2. The applicable provisions of this Second Amendment Agreement shall be deemed to be incorporated into the License Agreement in full and to be an integral part thereof as though fully set forth therein. With the exception of the above amendments, all other provisions of the License Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have entered into and executed this Second Amendment Agreement on the date first above written.

ALBERT EINSTEIN COLLEGE		BIOCRYST
OF MEDICINE OF YESHIVA		PHARMACEUTICALS, INC.
UNIVERSITY

By:	/s/ Emanuel Genn	By:	/s/ Randall B. Riggs
Name:	Emanuel Genn	Name:	Randall B. Riggs
Title:	Associate Dean for Business Affairs	Title:	Vice President, Business Development

INDUSTRIAL RESEARCH LTD.
By:	/s/ G.A. Todd
Name:	G.A. Todd
Title:	General Manager New Ventures